                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  June 11, 1999


                   UNITED TECHNOLOGIES CORPORATION
        (Exact name of registrant as specified in its charter)


                               Delaware
            (State or other jurisdiction of incorporation)


           001-00812                        06-0570975
     (Commission File No.)       (IRS Employer Identification No.)


                  United Technologies Building
                       One Financial Plaza
                   Hartford, Connecticut 06101
  (Address of principal executive offices, including ZIP code)


       Registrant's telephone number, including area code
                         (860) 728-7000


                               N/A


  (Former name or former address, if changed since last report)
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                   UNITED TECHNOLOGIES CORPORATION
                           AND SUBSIDIARIES



Item 5.  Other Events

  As previously reported by the Registrant, in a Current Report on Form 8-K dated March 16, 1999, United Technologies Corporation (the Corporation) entered into an agreement to sell its UT Automotive unit to Lear Corporation. The sale occurred on May 4, 1999. The financial statements for the three years in the period ended December 31, 1998 have been restated to reflect UT Automotive as a discontinued operation. The restated financial statements (together with other restated financial information) are filed herewith as Exhibit 99.1.

  On April 30, 1999, the Corporation announced a two-for-one stock split payable on May 17, 1999, in the form of a stock dividend to shareowners of record at the close of business on May 7, 1999. All common share and per share amounts in these financial statements reflect the stock split.

Item 7.  Financial Statements and Exhibits

Exhibit No. Exhibit

  23        Consent of Independent Accountants.*
  99.1      Restated financial statements for the three years in the period ended December 31, 1998.*
  99.2      Report of Independent Accountants on Financial Statement Schedule.*
  99.3      Restated Financial Statement Schedule on Valuation and Qualifying
            Accounts.*
  99.4      Restated Statement re: Computation of per Share Earnings.*
  99.5      Restated Statement re: Computation of Ratio of Earnings to Fixed
            Charges.*

            *Submitted electronically herewith.
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                   UNITED TECHNOLOGIES CORPORATION
                           AND SUBSIDIARIES



                              SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               UNITED TECHNOLOGIES CORPORATION



Dated:  June 11, 1999          By: /s/ William H. Trachsel
                               William H. Trachsel
                               Senior Vice President, General Counsel and
                               Secretary